Steven G. Cravath
Practus, LLP
164 Willow Oak Avenue
Ocean View, Delaware 19970
Phone: 240.338.2220
steven.cravath@practus.com

June 9, 2025

FundX Investment Trust
101 Montgomery Street, Suite 2400
San Francisco, CA 91101

Ladies and Gentlemen:

We have acted as counsel for FundX Investment Trust (the “Registrant”) and FundX Future Fund Opportunities ETF (the "Fund"), and are familiar with Registrant’s registration statement with respect to the Fund under the Investment Company Act of 1940, as amended, and with the registration statement relating to its shares under the Securities Act of 1933, as amended (collectively, the “Registration Statement”). The Registrant is organized as a statutory trust under the laws of the State of Delaware.
We have examined the Registrant’s Declaration of Trust and By-Laws and other materials relating to the authorization and issuance of shares of beneficial interest of the Registrant, it’s Registration Statement on Form N-1A, and such other documents and matters as we have deemed necessary to enable us to give this opinion.
Based upon the foregoing, we are of the opinion that the Funds' shares proposed to be sold pursuant to the Registration Statement, will have been validly authorized and, when sold in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Registrant against receipt of the net asset value of the shares of the Funds, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Registrant.
We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 42 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of the Registrant’s shares of beneficial interest, as indicated above, and to the reference to our firm, as counsel to the Registrant, in the Statement of Additional Information forming a part of the Registration Statement and in any amended versions thereof, until such time as we revoke such consent. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Practus, LLP